Exhibit 99.2

CHARLES RIVER ASSOCIATES (CRA)
FIRST QUARTER FISCAL YEAR 2021
EARNINGS ANNOUNCEMENT
PREPARED CFO REMARKS

CRA is providing these prepared remarks by CFO Dan Mahoney in combination with its press release. These remarks are offered to provide the investment community with additional information on CRA’s financial results prior to the start of the conference call.

As previously announced, the conference call will be held May 6, 2021 at 10:00 a.m. ET. These prepared remarks will not be read on the call.

Q1 Fiscal 2021 Summary (Quarter ended April 3, 2021)

•Revenue: $146.5 million
•Net income: $10.5 million, or 7.2% of revenue; non-GAAP net income: $10.8 million, or 7.4% of revenue
•Net income per diluted share: $1.34; non-GAAP net income per diluted share: $1.37
•Operating margin: 10.0%; non-GAAP operating margin: 10.2%
•Non-GAAP EBITDA: $17.8 million, or 12.1% of revenue
•Effective tax rate: 24.4%; non-GAAP effective tax rate: 24.5%
•Utilization: 76%
•Consultant headcount at the end of Q1 of fiscal 2021: 837, which consists of 145 officers, 497 other senior staff and 195 junior staff
•Cash and cash equivalents: $31.6 million at April 3, 2021
Revenue
For Q1 of fiscal 2021, revenue was $146.5 million, compared with revenue of $126.2 million for Q1 of fiscal 2020.

Headcount
The following table outlines CRA’s consultant headcount at the end of the stated quarters:

	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020
Officers	145	137	140	136	135
Other Senior Staff	497	471	473	450	442
Junior Staff	195	223	213	216	222
Total	837	831	826	802	799

Utilization
For Q1 of fiscal 2021, companywide utilization was 76%, compared with 71% for Q1 fiscal 2020.

Client Reimbursables
For Q1 of fiscal 2021, client reimbursables were $16.5 million, or 11.2% of revenue, compared with $16.4 million, or 13.0% of revenue, for Q1 of fiscal 2020.

Contingent Liability
For Q1 of fiscal 2021, the estimated value of the contingent consideration obligation increased from Q4 of fiscal 2020 by $0.4 million to $15.0 million and was subsequently paid in February 2021. For Q1 of fiscal 2020, the estimated value of the contingent consideration obligation increased from Q4 of fiscal 2019 by $0.4 million to $12.0 million at March 28, 2020.

The change in the value of the contingent liability is recorded as an increase (decrease) to cost of services (exclusive of depreciation and amortization) in the period reported.

Selling, General and Administrative (SG&A) Expenses
For Q1 of fiscal 2021, SG&A expenses were $23.2 million, or 15.8% of revenue, compared with $24.1 million, or 19.1% of revenue, for Q1 of fiscal 2020. Commissions to non-employee experts are included in SG&A expenses. These commissions represented approximately 2.6% of revenue for Q1 of fiscal 2021, compared with 2.2% in Q1 of fiscal 2020. Excluding these commissions, SG&A expenses were 13.2% of revenue for Q1 of fiscal 2021, compared with 16.9% in Q1 of fiscal 2020.

Depreciation & Amortization
For Q1 of fiscal 2021, depreciation and amortization expenses amounted to $3.3 million, or 2.3% of revenue, compared with $2.9 million, or 2.3% of revenue, for Q1 of fiscal 2020.

Forgivable Loan Amortization
For Q1 of fiscal 2021, forgivable loan amortization was $8.0 million, or 5.5% of revenue, compared with $7.1 million, or 5.6% of revenue, for Q1 of fiscal 2020.

Share-Based Compensation Expense
For Q1 of fiscal 2021, share-based compensation expense was approximately $0.8 million, or 0.6% of revenue, compared with $0.7 million, or 0.5% of revenue, for Q1 of fiscal 2020.

Operating Income
For Q1 of fiscal 2021, operating income was $14.6 million, or 10.0% of revenue, compared with operating income of $8.1 million, or 6.4% of revenue, for Q1 of fiscal 2020. Non-GAAP operating income was $15.0 million, or 10.2% of revenue, for Q1 of fiscal 2021, compared with $8.5 million, or 6.8% of revenue, for Q1 of fiscal 2020.

	Fiscal Quarter Ended
$ in 000’s	April 3, 2021	As a % of Revenue	March 28, 2020	As a % of Revenue
Income from operations	$14,637	10.0%	$8,095	6.4%
Adjustments needed to reconcile GAAP income from operations to non-GAAP income from operations:
Non-cash valuation change in contingent consideration	380	0.3%	430	0.3%
Non-GAAP income from operations	$15,017	10.2%	$8,525	6.8%

Interest Income (Expense), net
For Q1 of fiscal 2021, net interest expense was $0.2 million, or 0.1% of revenue, compared with net interest expense of $0.4 million, or 0.3% of revenue, for Q1 of fiscal 2020.

Foreign Currency Gains (Losses), net
For Q1 of fiscal 2021, net foreign currency losses were $0.6 million, or 0.4% of revenue, compared with net foreign currency gains of $1.4 million, or 1.1% of revenue, for Q1 of fiscal 2020.

Foreign currency gains (losses), net, is comprised of net gains and losses on foreign denominated transactions and the revaluation of working capital balances.

Income Taxes
The following table outlines CRA’s income tax provision recorded and the resulting effective tax rates:

	GAAP		NON-GAAP
	Fiscal Quarter Ended		Fiscal Quarter Ended
$ in 000’s	April 3, 2021	March 28, 2020	April 3, 2021	March 28, 2020
Tax Provision	$3,386	$2,687	$3,489	$2,804
Effective Tax Rate	24.4%	29.4%	24.5%	29.3%

	Fiscal Quarter Ended
$ in 000’s	April 3, 2021	As a % of Revenue	March 28, 2020	As a % of Revenue
Income before provision for income taxes	$13,887	9.5%	$9,155	7.3%
Adjustments needed to reconcile GAAP income before provision for income taxes to non-GAAP income before provision for income taxes
Non-cash valuation change in contingent consideration	380	0.3%	430	0.3%
Non-GAAP income before provision for income taxes	$14,267	9.7%	$9,585	7.6%

GAAP provision for income taxes	$3,386		$2,687
Tax effect on non-GAAP adjustments	103		117
Non-GAAP provision for income taxes	$3,489		$2,804

Net Income
For Q1 of fiscal 2021, net income was $10.5 million, or 7.2% of revenue, or $1.34 per diluted share, compared with net income of $6.5 million, or 5.1% of revenue, or $0.80 per diluted share, for Q1 of fiscal 2020. Non-GAAP net income for Q1 of fiscal 2021 was $10.8 million, or 7.4% of revenue, or $1.37 per diluted share, compared with $6.8 million, or 5.4% of revenue, or $0.84 per diluted share, for Q1 of fiscal 2020.

Non-GAAP EBITDA
For Q1 of fiscal 2021, non-GAAP EBITDA was $17.8 million, or 12.1% of revenue, compared with $12.9 million, or 10.2% of revenue, for Q1 of fiscal 2020.

Constant Currency Basis
For Q1 of fiscal 2021, revenue was $146.5 million, and net income was $10.5 million, or 7.2% of revenue, or $1.34 per diluted share. On a constant currency basis relative to Q1 of fiscal 2020, Q1 of fiscal 2021 revenue would have been lower by $1.9 million to $144.6 million, GAAP net income would have decreased by $0.2 million to $10.3 million, or 7.1% of revenue, and earnings per diluted share would have decreased by $0.03 to $1.31 per diluted share.

For Q1 of fiscal 2021, revenue was $146.5 million, and non-GAAP net income was $10.8 million, or 7.4% of revenue, or $1.37 per diluted share. On a constant currency basis relative to Q1 of fiscal 2020, Q1 of fiscal 2021 revenue would have been lower by $1.9 million to $144.6 million, non-GAAP net income would have decreased by $0.2 million to $10.6 million, or 7.3% of revenue, non-GAAP earnings per diluted share would have decreased by $0.02 to $1.35 per diluted share, and non-GAAP EBITDA would have decreased by $0.3 million to $17.5 million, or 12.1% of revenue.

A description of the process for calculating the measures presented on a constant currency basis is contained under the heading “Non-GAAP Financial Measures” below.

Key Balance Sheet Metrics
Billed and unbilled receivables at April 3, 2021 were $155.7 million, compared with $149.3 million at March 28, 2020. Current liabilities at April 3, 2021 were $183.1 million, compared with $191.3 million at March 28, 2020.

Total Days Sales Outstanding, or DSO, for Q1 of fiscal 2021 was 92 days, consisting of 52 days of billed and 40 days of unbilled. This compares with 103 days reported for Q1 of fiscal 2020, consisting of 71 days of billed and 32 days of unbilled.

Cash and Cash Flow
Cash and cash equivalents were $31.6 million at April 3, 2021, compared with $15.8 million at March 28, 2020.

Net cash used in operating activities for Q1 of fiscal 2021 was $39.8 million, compared with net cash used in operating activities of $65.4 million for Q1 of fiscal 2020.

As of April 3, 2021, outstanding borrowings under CRA’s revolving credit facility amounted to $40.0 million. At March 28, 2020, outstanding borrowings under CRA’s revolving credit facility amounted to $70.0 million.

Capital expenditures totaled $0.7 million for Q1 of fiscal 2021, compared with $7.9 million for Q1 of fiscal 2020.

CRA repurchased approximately 167,000 shares of its common stock during Q1 of fiscal 2021 for $9.6 million, compared with Q1 of fiscal 2020, when approximately 83,000 shares of common stock were repurchased for approximately $3.8 million.

A quarterly cash dividend of $0.26 per common share, for total dividends and dividend equivalents of $2.1 million was paid in Q1 of fiscal 2021, compared with a quarterly cash dividend of $0.23 per common share, for total dividends and dividend equivalents of $1.8 million paid in Q1 of fiscal 2020.

GAAP Condensed Consolidated Statement of Cash Flows
CRA has derived the condensed consolidated statement of cash flow data for the years ended January 2, 2021 and December 28, 2019 from its audited financial statements appearing on Form 10-K for the fiscal year ended January 2, 2021, filed with the Securities and Exchange Commission on March 4, 2021. The condensed consolidated statement of cash flow data for the second and third quarters of fiscal year 2019, first, second and third quarters of fiscal year 2020, and the first quarter of fiscal year 2021 have been derived from CRA’s unaudited financial statements appearing on Form 10-Q for each of the respective fiscal quarters as well as the consolidated statements of cash flows appearing on Form 10-K for the fiscal years ended January 2, 2021 and December 28, 2019 and have been prepared on the same basis as CRA’s audited financial statements.

GAAP Condensed Consolidated Statement of Cash Flows	LTM	Q1	Q4	Q3	Q2
($ in 000’s)	Q1 2021	2021	2020	2020	2020
Net cash provided by (used in) operating activities	$80,190	$(39,848)	$65,315	$33,648	$21,075
Net cash used in investing activities	(9,837)	(692)	(1,352)	(2,225)	(5,568)
Net cash provided by (used in) financing activities	(57,150)	26,465	(44,558)	(26,687)	(12,370)
Effect of foreign exchange rates on cash and cash equivalents	2,608	27	2,164	565	(148)
Net increase (decrease) in cash and cash equivalents	$15,811	$(14,048)	$21,569	$5,301	$2,989
Cash and cash equivalents at beginning of period	15,818	45,677	24,108	18,807	15,818
Cash and cash equivalents at end of period	$31,629	$31,629	$45,677	$24,108	$18,807

GAAP Condensed Consolidated Statement of Cash Flows	LTM	Q1	Q4	Q3	Q2
($ in 000’s)	Q1 2020	2020	2019	2019	2019
Net cash provided by (used in) operating activities	$19,024	$(65,375)	$47,739	$26,202	$10,458
Net cash used in investing activities	(23,868)	(7,949)	(4,145)	(8,644)	(3,130)
Net cash provided by (used in) financing activities	6,159	64,115	(38,591)	(12,624)	(6,741)
Effect of foreign exchange rates on cash and cash equivalents	(455)	(612)	803	(689)	43
Net increase (decrease) in cash and cash equivalents	$860	$(9,821)	$5,806	$4,245	$630
Cash and cash equivalents at beginning of period	14,958	25,639	19,833	15,588	14,958
Cash and cash equivalents at end of period	$15,818	$15,818	$25,639	$19,833	$15,588

Adjusted Net Cash Flows from Operations
Below are the quarterly and last twelve-month reconciliations of GAAP net cash provided by (used in) operating activities for each of the periods presented to non-GAAP adjusted net cash flows from operations. The reconciling items are forgivable loan advances and repayments for each period, which are reported as a component of GAAP net cash provided by (used in) operating activities, along with other non-recurring cash items.

Adjusted Net Cash Flows from Operations	LTM	Q1	Q4	Q3	Q2
($ in 000’s)	Q1 2021	2021	2020	2020	2020
GAAP net cash provided by (used in) operating activities	$80,190	$(39,848)	$65,315	$33,648	$21,075
Forgivable loan advances	11,129	2,153	3,940	104	4,932
Forgivable loan repayments	—	—	—	—	—
Other non-recurring cash items (1)	10,393	10,393	—	—	—
Adjusted net cash flows from operations	$101,712	$(27,302)	$69,255	$33,752	$26,007

Net revenue	$528,733	$146,518	$137,422	$121,762	$123,031

GAAP net cash provided by (used in) operating activities as a percentage of net revenue	15.2%	(27.2)%	47.5%	27.6%	17.1%
Adjusted net cash flows from operations as a percentage of net revenue	19.2%	(18.6)%	50.4%	27.7%	21.1%

Adjusted Net Cash Flows from Operations	LTM	Q1	Q4	Q3	Q2
($ in 000’s)	Q1 2020	2020	2019	2019	2019
GAAP net cash provided by (used in) operating activities	$19,024	$(65,375)	$47,739	$26,202	$10,458
Forgivable loan advances	46,678	33,442	1,762	9,521	1,953
Forgivable loan repayments	(773)	—	(67)	(406)	(300)
Other non-recurring cash items	—	—	—	—	—
Adjusted net cash flows from operations	$64,929	$(31,933)	$49,434	$35,317	$12,111

Net revenue	$471,679	$126,158	$119,262	$115,686	$110,573

GAAP net cash provided by (used in) operating activities as a percentage of net revenue	4.0%	(51.8)%	40.0%	22.6%	9.5%
Adjusted net cash flows from operations as a percentage of net revenue	13.8%	(25.3)%	41.4%	30.5%	11.0%
(1) Other non-recurring cash items in Q1 fiscal 2021 includes a portion of the cash paid to settle a contingent consideration obligation.

NON-GAAP FINANCIAL MEASURES
In these remarks, CRA has supplemented the presentation of its financial results calculated in accordance with U.S. generally accepted accounting principles or “GAAP” with the following financial measures that were not calculated in accordance with GAAP: non-GAAP net income, non-GAAP net income per share, non-GAAP EBITDA, non-GAAP income from operations, non-GAAP provision for income taxes and adjusted net cash flows from operations. CRA believes that these non-GAAP financial measures are important to management and investors because these measures supplement the understanding of CRA’s ongoing operating results, financial condition and cash flows. Non-GAAP adjusted net cash flows from operations is used by management to assess CRA’s ability to fund items such as the acquisition of talent, office expansions, debt repayment and distributions to shareholders. In addition, non-GAAP net income and non-GAAP EBITDA are used by CRA in its budgeting process, and the non-GAAP adjustments described below are made to the performance measures for some of CRA’s performance-based compensation.

CRA defines non-GAAP EBITDA as net income before interest expense (net), income taxes, and depreciation and amortization further adjusted for the impact of certain items that it does not consider indicative of its core operating performance, such as non-cash amounts relating to valuation changes in contingent consideration and related tax effects. Non-GAAP net income, non-GAAP EBITDA, non-GAAP income from operations and non-GAAP provision for income taxes also exclude non-cash amounts relating to valuation changes in contingent consideration and related tax effects. The adjustments made to non-GAAP adjusted net cash flows from operations add back forgivable loan issuances, net of repayments, along with other non-recurring cash items. These remarks also present certain current fiscal period financial measures on a “constant currency” basis in order to isolate the effect that foreign currency exchange rate fluctuations can have on CRA’s financial results. These constant currency measures are determined by recalculating the current fiscal period local currency financial measure using the specified corresponding prior fiscal period’s foreign exchange rates.

All of the non-GAAP financial measures referred to above should be considered in conjunction with, and not as a substitute for, the GAAP financial information presented in these remarks. EBITDA and the financial measures identified in these remarks as “non-GAAP” are reconciled to their GAAP comparable measures either in these remarks or in the attached financial tables. In evaluating these non-GAAP financial measures, note that the non-GAAP financial measures used by CRA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE FISCAL QUARTERS ENDED
APRIL 3, 2021 COMPARED TO MARCH 28, 2020
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended
	April 3, 2021	As a % of Revenue	March 28, 2020	As a % of Revenue
Revenues	$146,518	100.0%	$126,158	100.0%
Cost of services (exclusive of depreciation and amortization)	105,374	71.9%	90,997	72.1%
Selling, general and administrative expenses	23,206	15.8%	24,123	19.1%
Depreciation and amortization	3,301	2.3%	2,943	2.3%
Income from operations	14,637	10.0%	8,095	6.4%

Interest expense, net	(199)	-0.1%	(362)	-0.3%
Foreign currency gains (losses), net	(551)	-0.4%	1,422	1.1%
Income before provision for income taxes	13,887	9.5%	9,155	7.3%
Provision for income taxes	3,386	2.3%	2,687	2.1%
Net income	$10,501	7.2%	$6,468	5.1%

Net income per share:
Basic	$1.37		$0.83
Diluted	$1.34		$0.80

Weighted average number of shares outstanding:
Basic	7,626		7,805
Diluted	7,831		8,037

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS ENDED
APRIL 3, 2021 COMPARED TO MARCH 28, 2020
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended
	April 3, 2021	As a % of Revenue	March 28, 2020	As a % of Revenue
Revenues	$146,518	100.0%	$126,158	100.0%

Net income	$10,501	7.2%	$6,468	5.1%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	380	0.3%	430	0.3%
Tax effect on adjustments	(103)	-0.1%	(117)	-0.1%
Non-GAAP net income	$10,778	7.4%	$6,781	5.4%

Non-GAAP net income per share:
Basic	$1.41		$0.87
Diluted	$1.37		$0.84

Weighted average number of shares outstanding:
Basic	7,626		7,805
Diluted	7,831		8,037

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS ENDED
APRIL 3, 2021 COMPARED TO MARCH 28, 2020
(IN THOUSANDS)

	Fiscal Quarter Ended
	April 3, 2021	As a % of Revenue	March 28, 2020	As a % of Revenue
Revenues	$146,518	100.0%	$126,158	100.0%

Net income	$10,501	7.2%	$6,468	5.1%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	380	0.3%	430	0.3%
Tax effect on adjustments	(103)	-0.1%	(117)	-0.1%
Non-GAAP net income	$10,778	7.4%	$6,781	5.4%
Adjustments needed to reconcile non-GAAP net income to non-GAAP EBITDA:
Interest expense, net	199	0.1%	362	0.3%
Provision for income taxes	3,489	2.4%	2,804	2.2%
Depreciation and amortization	3,301	2.3%	2,943	2.3%
Non-GAAP EBITDA	$17,767	12.1%	$12,890	10.2%

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	April 3, 2021	January 2, 2021
Assets
Cash and cash equivalents	$31,629	$45,677
Accounts receivable and unbilled services, net	155,675	152,476
Other current assets	23,226	21,817
Total current assets	210,530	219,970

Property and equipment, net	60,304	62,878
Goodwill and intangible assets, net	94,117	94,295
Right-of-use assets	120,110	122,144
Other assets	57,459	59,223
Total assets	$542,520	$558,510

Liabilities and Shareholders’ Equity
Accounts payable	$18,995	$19,430
Accrued expenses	100,758	136,376
Current portion of lease liabilities	13,889	13,557
Revolving line of credit	40,000	—
Other current liabilities	9,489	30,768
Total current liabilities	183,131	200,131
Non-current portion of lease liabilities	136,561	139,447
Other non-current liabilities	11,500	9,913
Total liabilities	331,192	349,491

Total shareholders’ equity	211,328	209,019
Total liabilities and shareholders’ equity	$542,520	$558,510

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Fiscal Quarter Ended
	April 3, 2021	March 28, 2020
Operating activities:
Net income	$10,501	$6,468
Adjustments to reconcile net income to net cash used in operating activities:
Non-cash items, net	6,361	6,314
Accounts receivable and unbilled services	(3,225)	(6,829)
Working capital items, net	(53,485)	(71,328)
Net cash used in operating activities	(39,848)	(65,375)

Investing activities:
Purchases of property and equipment	(692)	(7,949)
Net cash used in investing activities	(692)	(7,949)

Financing activities:
Issuance of common stock, principally stock options exercises	1,113	151
Borrowings under revolving line of credit	42,000	70,000
Repayments under revolving line of credit	(2,000)	—
Tax withholding payments reimbursed by shares	(588)	(390)
Cash paid for contingent consideration	(2,357)	—
Cash paid on dividend equivalents	(79)	(40)
Cash dividends paid to shareholders	(1,982)	(1,796)
Repurchase of common stock	(9,642)	(3,810)
Net cash provided by financing activities	26,465	64,115

Effect of foreign exchange rates on cash and cash equivalents	27	(612)

Net decrease in cash and cash equivalents	(14,048)	(9,821)
Cash and cash equivalents at beginning of period	45,677	25,639

Cash and cash equivalents at end of period	$31,629	$15,818

Noncash investing and financing activities:
Purchases of property and equipment not yet paid for	$294	$370
Asset retirement obligations	$—	$155
Right-of-use assets obtained in exchange for lease obligations	$1,070	$—
Restricted common stock issued for contingent consideration	$2,250	$—
Supplemental cash flow information:
Cash paid for taxes	$844	$695
Cash paid for interest	$24	$245
Cash paid for amounts included in operating lease liabilities	$5,157	$5,039